As filed with the Securities and Exchange Commission on June 12, 2015
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________
MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		16-1690064 (I.R.S. Employer Identification No.)
2828 N. Harwood Street, 15th Floor Dallas, Texas 75201 (Address of principal executive offices, including zip code)
_________________
MoneyGram International, Inc. 2005 Omnibus Incentive Plan
(Full title of the plan)
Francis Aaron Henry
Executive Vice President, General Counsel and Corporate Secretary
MoneyGram International, Inc.
2828 N. Harwood Street, 15th Floor
Dallas, Texas 75201
(214) 999-7552
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer  ☐ Accelerated filer   ☒ Non-accelerated filer   ☐ Smaller Reporting Company   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	2,500,000 shares	$9.96 (2)	$24,900,000 (2)	$2,894 (3)
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock (defined below) as may become issuable pursuant to the adjustment and anti-dilution provisions of the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended and restated May 8, 2015 (the “Plan”).
(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price for the 2,500,000 shares of Common Stock being registered hereby is based on a price of $9.96, which is the average of the high and low trading prices per share of Common Stock as reported on the Nasdaq Global Select Market on June 5, 2015.
(3) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 2,500,000 shares of Common Stock under the Plan.

Explanatory Note
MoneyGram International, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement (the “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 2,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Plan.
Except as otherwise set forth below, the contents of the following Registration Statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on the dates indicated, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8: (i) Form S-8 filed on May 20, 2005 (Commission File No. 333-125122), (ii) Form S-8 filed on June 3, 2009 (Commission File No. 333-159709), (iii) Form S-8 filed on August 30, 2011 (Commission File No. 333-176567) and (iv) Form S-8 filed on July 30, 2013 (Commission File No. 333-190257).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
All participants in the Plan have previously received or will receive the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s latest Annual Report on Form 10-K (Commission File No. 001-31950) for the fiscal year ended December 31, 2014, filed with the Commission on March 3, 2015;

(b)	The Registrant’s Quarterly Report on Form 10-Q (Commission File No. 001-31950) for the fiscal quarter ended March 31, 2015, filed with the Commission on May 4, 2015;

(c)	The Registrant’s Current Reports on Form 8-K (Commission File No. 001-31950), filed with the Commission on January 8, 2015 (Item 5.02) and May 14, 2015 (Items 5.02, 5.07 and 9.01); and

(d)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on May 10, 2013 (and including any amendment or report filed for the purpose of updating such description subsequent to the date of this Registration Statement).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.

Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.     Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe the person’s conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter by or in the right of the corporation to procure a judgment in its favor as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
As permitted by Delaware law, the Registrant has included in its certificate of incorporation a provision to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
The Registrant’s certificate of incorporation and bylaws provide that it is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary. Expenses will be advanced to a director or officer at his or her request, provided that, to the extent required by law, he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
In addition, the Registrant has entered into indemnification agreements that provide, among other things, that it must, subject to specified exceptions:

•	indemnify the director to the full extent authorized or permitted by applicable law;

•
maintain insurance policies for the benefit of the director that are applicable for so long as the director continues to serve as a director and thereafter for so long as a director is subject to any possible or threatened claim or action relating to the director’s service as a director; and

•
indemnify the director against all expenses, fines, fees and amounts paid in settlement or incurred by the director in connection with a threatened, pending or completed action relating to the director’s service as a director.

The indemnification agreements also contain procedures for implementing the indemnities described above, including advancement of expenses.
The Registrant has procured directors’ and officers’ liability insurance for the benefit of its directors and officers.

Item 7.     Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.
The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is incorporated herein by reference.
Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 12, 2015.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Francis Aaron Henry
Name: Francis Aaron Henry
Title: Executive Vice President, General Counsel and Corporate Secretary

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Francis Aaron Henry and Corinna Ulrich, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Pamela H. Patsley ________________________________	Pamela H. Patsley Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 12, 2015

/s/ W. Alexander Holmes _______________________________	W. Alexander Holmes Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	June 12, 2015

/s/ J. Coley Clark _______________________________	J. Coley Clark Director	June 12, 2015

/s/ Victor W. Dahir ________________________________	Victor W. Dahir Director	June 12, 2015

/s/ Antonio O. Garza ________________________________	Antonio O. Garza Director	June 12, 2015

/s/ Seth W. Lawry _______________________________	Seth W. Lawry Director	June 12, 2015

/s/ Ganesh B. Rao _______________________________	Ganesh B. Rao Director	June 12, 2015

/s/ W. Bruce Turner _______________________________	W. Bruce Turner Director	June 12, 2015

/s/ Peggy Vaughn _______________________________	Peggy Vaughn Director	June 12, 2015

EXHIBIT INDEX
Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit	Description
4.1
Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., dated June 28, 2004 (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2010).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., dated May 12, 2009 (incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 15, 2010).

4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., dated May 18, 2011 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2011).

4.4
Certificate of Amendment of Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., filed with the Secretary of State of the State of Delaware on November 14, 2011 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 14, 2011).

4.5
Bylaws of MoneyGram International, Inc., as amended and restated September 10, 2009 (incorporated by reference from Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed on September 16, 2009).

4.6
Amendment to Bylaws of MoneyGram International, Inc., dated as of January 25, 2012 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 27, 2012).

4.7
Amendment to Bylaws of MoneyGram International, Inc., dated as of December 10, 2013 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2013).

4.8
Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc., dated May 18, 2011 (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 23, 2011).

4.9	Form of Specimen Certificate for MoneyGram Common Stock (incorporated by reference from Exhibit 4.1 to Amendment No. 4 to the Registrant’s Form 10 filed on June 14, 2004).
4.10
MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended and restated effective May 8, 2015 (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2015).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.
23.1*	Consent of Deloitte & Touche LLP.
23.4*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.